Registration No. 333-

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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              Gump & Company, Inc.
             (Exact name of registrant as specified in its charter)

       DELAWARE                        7375                      75-2256798
(State of incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                           Classification  Code  Number)     Identification No.)


            192 Searidge Court, Shell Beach, CA 93449; (805) 773-5350 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark A. DiSalvo
                Chief Executive Officer and Chairman of The Board
                              Gump & Company, Inc.
                               192 Searidge Court
                              Shell Beach, CA 93449
                                 (805) 773-5350
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal place of business and agent for service)

                               -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment  plans,  check  the  following  box.  [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for  the  same  offering.  [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration  statement  number of the earlier effective registration statement for  the  same  offering.  [ ]

   If  delivery  of  the prospectus is expected to be made pursuant to Rule 434, please  check  the  following  box.  [ ]

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                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each
class of be                   Proposed maximum     Proposed        Amount of
securities to  Amount to be   offering price per   aggregate     registration
registered      registered        Share (1)          price           fee
-------------  ------------  --------------------  ----------  -----------------
Common Stock      1,000,000  $               0.10  $  100,000  $       ?????
--------------------------------------------------------------------------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED ________________, 2001

                             PRELIMINARY PROSPECTUS

                              Gump & Company, Inc.

                        1,000,000 SHARES OF COMMON STOCK

     This is a public offering of up to 1,000,000 shares of the Company's common stock.

     A minimum of 250,000 and a maximum of up to 1,000,000 of our shares will be offered for sale in a direct participation offering. The shares will be sold by our sole officer and director. Until at least 250,000 shares have been sold, subscriptions will not be accepted for any shares. You must buy shares in increments of 100 shares. All proceeds of this offering will be deposited in an escrow account. If at least 250,000 shares are not sold before the offering ends, all funds will be returned to subscribers as soon as practicable after the ending of this offering. The offering will remain open until all shares offered are sold or 90 days after the date of this prospectus, except that there will be only 60 days to sell at least the first 250,000 shares. A decision may be made to cease selling efforts prior to such date.

     Prior to this offering, there has been a very limited public market for the shares. We estimate that the public offering price will be $0.10 per share. The Company's common stock has been listed on the OTC Electronic Bulletin Board since February 1, 2001. There have been no trades. The high bid has been $0.16. The ask price during that time has been $0. On July 9, 2001, the high bid was $0.16 and the ask was $0.

     THE SHARES OFFERED IN THIS OFFERING INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" BEGINNING ON PAGE 2 FOR INFORMATION THAT YOU SHOULD CONSIDER IN DETERMINING WHETHER TO PURCHASE ANY OF THE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               Number     Price per share  Underwriting discounts          Proceeds, before
             of shares      to public         and commissions      expenses, to the Selling
                                                                                Shareholder
             -----------  ----------------  ---------------------  ------------------------
Minimum        250,000    $          0.10                     -0-  $                 25,000
-----------  -----------  ----------------  ---------------------  ------------------------
Maximum      1,000,000    $          0.10                     -0-  $                100,000
-----------  -----------  ----------------  ---------------------  ------------------------

     The Selling Shareholder currently has no arrangements with underwriters or broker-dealers to sell his shares. None of the proceeds from this offering will go to the Company.

              The date of this prospectus is ______________, 2001




                              PROSPECTUS  SUMMARY

     In this prospectus, unless otherwise indicated or the context otherwise requires, we will refer to Gump & Company, Inc. as "Gump & Company", the "Company", "Issuer", "we", "us" or "our". You should carefully read the entire prospectus including the "Risk Factors" section and the financial statements including the notes.

Gump  &  Company

     Gump & Company, Inc. (the "Issuer" or "Company"), was incorporated under the laws of the State of Delaware on September 28, 1988, as Brian Capital, Inc. The Company has no subsidiaries and no affiliated companies. On October 1, 1993 the Company changed its name to Sea Pride Capital Corporation. Subsequently on August 29, 1997, the Company changed its name to Gump & Company, Inc.

     The Company does not currently have supply contracts and, does not have revenues from operations for the last two fiscal years.

Business of Issuer
------------------

     BuyersCheck.com

     We will be an on-line Internet website ranking service. By accessing our to be developed "BuyersCheck.com" website, consumers can gain valuable information and rankings on many of the Internet's best sites. The "Ratings With A Difference," will be achieved by combining ratings by consumers with those by our staff. On our website, both our management and our website users will assign a ranking or grade to each site surveyed, similar to grades received by many school students. Grades assigned by our management will be unbiased assessments of various aspects of the sites, which may include the esthetics of the site, ease of navigation, and the sophistication of their technology. We will not receive any compensation from sites for being graded on our website.

     We have identified more than 20 of the most useful categories of Internet sites for the consumer. Within each category, we will have sub-categories that are more descriptive of the sites to be listed therein. For example, there will be categories of sites on apparel, books, automobiles, communications equipment, employment, sporting goods and entertainment. Within each category, such as apparel, there will be sub-categories such as women's clothing, children's clothing, footwear, sports and formal wear. Then, within each sub-category, we will identify and profile the five sites that, according to our management's assessment, are the best sites that we have "Checked." The profile will contain a short description of the site, and a link to the site.

     As an additional feature, our website users will be able to review each of the listed sites after they have "Checked" them out. These reviews will be averaged and listed as an additional grade to help our website users further evaluate these sites. Users will also be encouraged to suggest sites for us to evaluate. Suggestions will be sent to us via an interactive form that will allow users to request that we consider a site for grading. This form will gather basic information about the site and the submitting party and will store responses in a database to be remotely accessed. Direct hyperlink connections will allow our website users to directly access these graded sites.

     We expect to generate revenues from two different sources. First, Internet advertisers and marketers will pay a fee for banner advertising and direct hyperlink connections to their websites. Websites of our advertisers may appear in our rankings, but they will not receive any special consideration because of the fact that they advertise with us. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new visitors. Second, we will provide consulting services for a fee to website owners. As with Internet advertisers and marketers that pay for banner advertising on our website, websites that we provide consulting services for may appear in our rankings, but likewise will not receive any special consideration because of their relationship with us.

     The Company does not currently maintain an office or any other facilities. We maintain a mailing address at 192 Searidge Court, Shell Beach, California 93449, which is the office address of our president. The Company does not believe that we will need to maintain an office at anytime in the foreseeable future in order to carry out our plan of operations described herein. Our telephone number is (805) 773-5350 and our fax number is (413) 215-2674. We expect to generate revenue from our BuyersCheck.com website. However, the information contained in the website is not a part of this prospectus.

Website  and  E-Commerce
------------------------

     The Company is proposing to enter the Internet business with a first class web page and links. The pilot Website is located on the World Wide Web at www.BuyersCheck.com.

Marketing
---------

     The Company intends to rely on e-commerce to implement the Company's marketing objectives. The Company also intends to utilize direct e-mail to expand its contacts and client base.

     The Company does not anticipate being dependent on one major or a few major customers. The Company intends to supply its grading services internationally through the use of the web page and credit card services. Also, management of the Company expects that the posting of the web page on various search engines on the Internet will attract visitors. However, there is no guarantee that the Company's website will promote the growth of the Company.

     Other than the development of its pilot website, the Company has no intellectual property rights.

Employees
---------

     As of the date of this Registration Statement, the Company has one part-time employee, the Company's president, Mark A. DiSalvo. Mr. DiSalvo, has not entered into an employment arrangement with the Company. The Company considers relations with its employee to be good.

                                  THE OFFERING

Shares offered. . . . . . . . . Common stock, par value $.01 per share.
Minimum . . . . . . . . . . . . 250,000  shares
Maximum . . . . . . . . . . . . 1,000,000  shares

Price  per  share . . . . . . . $0.10

Shares outstanding after this offering:
Minimum . . . . . . . . . . . . 2,033,201  shares
Maximum . . . . . . . . . . . . 2,033,201  shares

Use  of  proceeds . . . . . . . The shares are being sold by the Company's sole officer and director. No proceeds will be received by the Company.


                              RISK  FACTORS

     The shares offered in this prospectus are speculative and involve a high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this prospectus, including the following risk factors.

WE  WILL  NOT  RECEIVE  ANY  PROCEEDS  FROM  THIS  OFFERING

     The  shares  are being sold by the Company's     sole officer and director.
No  proceeds  will  be  received  by  the  Company.  See  "Use  of  Proceeds."

WE WILL NEED TO RAISE ADDITIONAL FUNDS AFTER THE OFFERING, BUT WE MAY BE UNABLE TO DO SO.

     We will be required to raise funds after this offering, and, as a result, do not have the proceeds necessary to implement our business plan to the extent we desire. There can be no assurance that additional financing will be available when needed or that if available, such financing will include terms favorable to us or our shareholders. If such financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our website, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL SHAREHOLDERS.

     At the completion of this offering, our sole officer and director, Mark A. DiSalvo, will beneficially own approximately 50% of the outstanding shares of our common stock in the event the maximum number of shares offered in this offering are sold, or 86.9% of the outstanding shares of our common stock in the event the minimum number of shares offered in this offering are sold. Accordingly, management will be able to effectively control the election of directors and all other matters subject to shareholder votes. This concentration of ownership may have the effect of delaying or preventing a change of control of Gump & Company, even if this change of control would benefit shareholders.

OUR BUSINESS STRATEGY OF ACHIEVING SIGNIFICANT GROWTH WHILE CONTINUING TO INCREASE OUR EMPHASIS ON INTERNET ADVERTISING AND MARKETING REVENUE MAY NOT BE SUCCESSFUL.

     The Internet advertising and marketing industry is a new and rapidly evolving market. We may not succeed in implementing our business strategy for exploiting this market. This strategy involves attracting and maintaining the loyalty of a larger number of visitors to our website in order to attract new Internet advertisers and marketers, which will be our main source of revenue. If we fail to successfully implement our business strategy, our business will suffer.

THE LOSS OF THE SERVICES OF MARK A. DISALVO, OUR CHIEF EXECUTIVE OFFICER, OR OTHER KEY PERSONNEL WOULD LIKELY HARM OUR BUSINESS.

     Our future success depends to a significant extent on the efforts and abilities of Mark A. DiSalvo, our chief executive officer and chairman of the board of directors. The loss of the services of this individual could harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in Internet-related businesses is intense, and we may experience difficulty in hiring qualified personnel.

IF WE SUCCEED IN SIGNIFICANTLY INCREASING THE NUMBER OF VISITORS TO OUR BUYERS CHECK.COM WEBSITE, WE RISK STRAINING OUR SYSTEMS, AND WE BECOME INCREASINGLY VULNERABLE TO SYSTEM MALFUNCTIONS.

     We need to develop our technology so as to minimize technical difficulties and system downtime. Any serious or repeated problems with the performance of our website could lead to the dissatisfaction of our visitors or our Internet advertisers and marketers. The systems that support our website must be able to accommodate an increased volume of traffic. Although we believe our systems will be able to accommodate at least six million visitors monthly, our website could encounter a variety of systems problems, including failure of our hardware or failure of software applications. If these problems occurred during a weekend, detection and correction could be delayed. Such problems could have a material adverse affect on our business.

WE MAY BE UNABLE TO SUCCESSFULLY COMPETE WITH INTENSE COMPETITION FROM THE RAPIDLY GROWING NUMBER OF COMPETITORS FOR INTERNET ADVERTISERS AND MARKETERS.

     We may be unable to compete successfully with current or future competitors for Internet advertisers and marketers. We face intense competition from many companies, both traditional and online, to provide advertising and marketing services for Internet advertisers and marketers. We expect competition from online competitors to increase significantly because there are no substantial barriers to entry in our industry. In addition, our competitors may develop new types of services that are more attractive to our user base and Internet advertisers and marketers than the services we offer. Increased competition could result in price reductions for online advertising space and marketing services, reduced gross margins and loss of our market share.

WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OUR COMPETITORS WHO HAVE A GREATER MARKET SHARE OR FINANCIAL RESOURCES.

     Many of our potential competitors will have greater name recognition, and significantly greater financial, technical and marketing resources than us. These advantages may allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements. It may also allow them to engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, strategic partners and advertisers. In addition, competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of our prospective Internet advertising and marketing clients.

IF THIRD PARTIES ACQUIRE DOMAIN NAMES THAT ARE SIMILAR TO OUR DOMAIN NAME, THEY COULD DECREASE THE VALUE OF OUR BRAND NAME AND TAKE USERS AWAY FROM OUR WEBSITE.

     We currently hold the Internet domain name BuyersCheck.com. We may be unable to prevent third parties from acquiring similar domain names, which could reduce the value of our brand name and take customers or visitors away from our website. Generally, domain names are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is evolving. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Additionally, there may be online companies in other countries using domain names that potentially infringe on our domain name. We may be unable to prevent them from using these domain names, and this use may decrease the value of our brand name.

ONLINE PRIVACY BREACHES COULD SUBJECT US TO LIABILITY AND DETER USERS FROM USING OUR WEBSITE.

     Although we do not currently plan to accept credit card information from any third parties, we may do so in the future. In such event, we could be subject to litigation and liability if third parties penetrate our network security or otherwise misappropriate our users' personal or credit card information. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. It could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. In addition, the Federal Trade Commission and other federal and state agencies have been investigating various Internet companies in connection with their use of personal information. We could be subject to investigations and enforcement actions by these or other agencies.

     The need to transmit confidential information securely has been a significant barrier to electronic commerce and communications over the Internet. Any compromise of security could deter people from using the Internet in general or, specifically, from using the Internet to conduct transactions that involve transmitting confidential information, such as purchases of goods or services.

ONLINE SECURITY BREACHES COULD DISRUPT OUR SERVICES, IN WHICH CASE OUR BUSINESS COULD SUFFER.

     Our computer servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any such breaches. We may be unable to prevent or remedy all security breaches. If any of these breaches occur, we could temporarily lose the ability to effectively maintain our website and services and, as a result, lose Internet advertising and marketing clients and visitors to our website.

OUR BUSINESS WILL SUFFER IF THE ACCEPTANCE OF INTERNET ADVERTISING AND DIRECT MARKETING SERVICES DO NOT CONTINUE TO INCREASE.

     The demand for Internet advertising and marketing may not develop to a level sufficient to support our operations or may develop more slowly than we expect. We expect to derive most of our revenues from contracts with clients under which we provide Internet advertising and marketing services through our website, BuyersCheck.com. The Internet has not existed long enough as a marketing medium to demonstrate its effectiveness relative to traditional marketing methods. Marketers that have historically relied on traditional marketing methods may be reluctant or slow to adopt Internet marketing. Many marketers have limited or no experience using the Internet as a marketing medium. In addition, marketers that have invested substantial resources in traditional methods of marketing may be reluctant to reallocate these resources to Internet marketing. Those companies that have invested a significant portion of their marketing budgets in Internet marketing may decide after a time to return to more traditional methods if they find that Internet marketing is a less effective method of promoting their products and services than traditional marketing methods.

THE ABSENCE OF AN INDUSTRY STANDARD IN MEASURING INTERNET MARKETING AND ADVERTISING EFFECTIVENESS MAY ADVERSELY AFFECT US.

     We do not know if accepted industry standards for measuring the effectiveness of Internet marketing will develop. An absence of accepted standards for measuring effectiveness could discourage companies from committing significant resources to Internet marketing. There are a variety of pricing models for marketing on the Internet. We cannot predict which, if any, will emerge as the industry standard. Absence of such a standard makes it difficult to project our future pricing and revenues.

IF THE USAGE AND STABILITY OF THE INTERNET DOES NOT CONTINUE TO INCREASE, WE MAY BE UNABLE TO ATTRACT A SUFFICIENT NUMBER OF VISITORS OR INTERNET ADVERTISING AND MARKETING CLIENTS.

     The usage of the Internet for services such as those we will offer will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by individuals and in the number and quality of products and services designed for use on the Internet. Because usage of the Internet as a source for information, products and services is a relatively recent phenomenon, it is difficult to predict whether the number of users drawn to the Internet will continue to increase and whether any significant market for usage of the Internet for such purposes will continue to develop and expand. There can be no assurance that Internet usage patterns will not decline as the novelty of the medium recedes or that the quality of products and services offered online will improve sufficiently to continue to support user interest. Failure of the Internet to stimulate user interest and be accessible to a broad audience at moderate costs would jeopardize the markets for our services.

     Moreover, issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Internet has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use without corresponding increases and improvements in the Internet infrastructure, there can be no assurance that the Internet will be able to support the demands placed upon it by such continued growth. Any failure of the Internet to support such increasing number of users due to inadequate infrastructure or otherwise would seriously limit the development of the Internet as a viable source of interactive content and services, which could materially and adversely affect the acceptance of our services, which would, in turn, materially and adversely affect our business, financial condition and results of operations.

IF WE ARE UNABLE TO ADAPT TO RAPID CHANGES IN THE INTERNET ADVERTISING AND MARKETING INDUSTRY, OUR BUSINESS WILL SUFFER.

     Internet marketing is characterized by rapidly changing technologies, frequent new product and service introductions, short development cycles and evolving industry standards. We may incur substantial costs to modify our infrastructure to adapt to these changes. We may be unable to successfully modify our infrastructure on a timely basis so as to appeal to the advertisers who will be utilizing our website.

POTENTIAL GOVERNMENT REGULATION AND OTHER LEGAL UNCERTAINTIES RELATING TO THE INTERNET COULD HARM OUR BUSINESS.

     Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. The adoption of such laws could create uncertainty in use of the Internet and reduce the viability of our site to advertisers and marketers. Laws and regulations may be proposed or adopted with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The passage of legislation regarding user privacy or marketing on the Internet may limit our ability to provide user information to marketers.

OUR FAILURE TO QUALIFY TO DO BUSINESS IN MANY STATES AND FOREIGN COUNTRIES WHERE OUR ONLINE SERVICE IS AVAILABLE COULD NEGATIVELY EFFECT OUR BUSINESS.

     Our online services will be available on the Internet in many states and foreign countries, and these states or foreign countries may claim that we are required to qualify to do business in their jurisdictions. Our failure to qualify in any such jurisdictions if we were required to do so could subject us to taxes and penalties and could restrict our ability to enforce contracts in those jurisdictions.

THE SHARES YOU PURCHASE IN THE OFFERING WILL BE IMMEDIATELY AND SIGNIFICANTLY DILUTED.

     The initial offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of the Company's common stock in this offering will experience immediate and substantial dilution. Dilution represents the difference between the price of a share sold in this offering and the pro forma net tangible book value per share after the offering. The dilution will be $.09 per share or approximately 90% of the offering price per share if the minimum number of 250,000 shares are sold in the offering and $.09 or 90% of the public offering price if the maximum number of 1,000,000 shares are sold in the offering.

THIS IS A DIRECT PARTICIPATION OFFERING OF OUR SHARES FOR WHICH THERE IS A LIMITED PUBLIC MARKET, AND AS A RESULT, WE CANNOT PREDICT WHEN OR WHETHER AN
ACTIVE  TRADING  MARKET  WILL  DEVELOP.

     There has been a very limited public market for our common stock. We could decide not to facilitate the continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become. Because no underwriter has sold any shares to its customers, there is currently little incentive for a financial institution to provide aftermarket support of the shares.

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING IS LIKELY TO BE VOLATILE AND MAY BE BELOW THE OFFERING PRICE, AT LEAST IN PART BECAUSE THIS IS A DIRECT PARTICIPATION OFFERING.

     The stock market has experienced significant price and volume fluctuations, and the market prices of securities of Internet-related companies have been particularly volatile. Our officers and directors are selling the shares in a direct participation offering and as of the date of this prospectus, there is no underwriter working with us who could provide aftermarket support, and no broker dealer has committed to selling any shares. Due to this lack of aftermarket support, the price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the offering price.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY DUE TO OUR TOTAL DEPENDENCE ON INTERNET ADVERTISING AND MARKETING REVENUE.

     Our quarterly results of operations are likely to vary significantly from quarter to quarter because we will depend significantly on Internet advertising and marketing revenues. As a result, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our performance. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, we could be adversely affected. In addition, during some future periods our operating results likely will fall below the expectations of investors. In this event, the market price of our common stock likely would decline.

WE ARE DEPENDENT ON INTERNET ADVERTISING AND MARKETING REVENUES, WHICH MAKES OUR FUTURE PERFORMANCE DIFFICULT TO PREDICT.

     Our lack of operating history makes predicting our future performance difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. We have not generated any revenue as of the date of this Prospectus and we do not expect to do so until our site has been operational for at least six months.

LITIGATION AND POTENTIAL LITIGATION RELATING TO US MAY BE COSTLY OR TIME-CONSUMING.

     Our potential competitors may resort to litigation as a means of competition, including intellectual property infringement actions. Any litigation involving us, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to us and significant diversion of effort by our management and technical personnel. An unsuccessful defense to one or more such claims could result in material damages. We have no insurance coverage for these types of claims.

WE  MAY  FACE LITIGATION AND LIABILITY FOR INFORMATION DISPLAYED ON OUR WEBSITE.

     We may be subjected to claims for defamation, negligence, copyright or trademark infringement and various other claims relating to the nature and content of materials we publish on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also face claims based on the content that is accessible from our website through links to other websites. Any litigation arising from these claims would likely result in substantial costs and diversion of resources and management attention, and an unsuccessful defense to one or more such claims could result in material damages. We have no insurance coverage for these types of claims.

THERE ARE LOW BARRIERS TO ENTRY INTO THE INTERNET-BASED SERVICES MARKETS IN WHICH WE COMPETE.

     The market for Internet-based services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. Accordingly, we expect competition to be intense and the number of competitors may increase significantly in the future. We cannot assure you that our website will compete successfully.

IF  WE  ARE  UNABLE  TO STRENGTHEN OUR DOMAIN NAME "BUYERSCHECK.COM", WE MAY BE
UNABLE TO COMPETE EFFECTIVELY AGAINST COMPETITORS WITH GREATER DOMAIN NAME RECOGNITION.

     We have not yet implemented plans to significantly attempt to strengthen recognition of our domain name. As competitive pressures increase, domain name strength may become increasingly important. If we do not strengthen our domain name, we may be unable to maintain or increase traffic to our website, which we expect would lead to decreased revenues from our Internet advertising and marketing clients. We may in the future devote substantial resources to promote BuyersCheck.com or other domain names. Negative experiences of users or Internet advertisers and marketers with our website might result in publicity that could damage our reputation and diminish the strength of our domain names.

WE  HAVE  NEVER  PAID  ANY  CASH  DIVIDENDS  ON  OUR  COMMON  STOCK.

     We have never paid any cash dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future.

ISSUANCE  OF  SUBSTANTIAL  AMOUNTS  OF  ADDITIONAL  SHARES  WILL  DILUTE  OUR
SHAREHOLDERS.

     Although there are no material present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, we may decide to issue securities to third parties in the future in connection with possible capital raising activities or otherwise. Any such shares issued would further dilute the percentage ownership of our common stock held by our shareholders.

THE  POSSIBLE  SALE  OF SHARES HELD BY INSIDERS COULD REDUCE THE VALUE OF SHARES
YOU  PURCHASE  IN  THIS  OFFERING.

     Mark A. DiSalvo, our chief executive officer, currently holds 2,016,472 shares of our common stock which is approximately 99.2% of all of the outstanding shares of our common stock. In the event that Mr. DiSalvo sells the maximum number of shares in this offering, he will hold 1,016,472 shares of our common stock which will be approximately 50% of all the outstanding shares of our common stock. In the event that Mr. DiSalvo sells the minimum, he will hold 1,766,472 shares of our common stock which will be approximately 86.9 percent of all the outstanding shares of our common stock. None of these shares are subject to any contractual restriction on their sale. However, all of these shares are restricted, which means that they may only be sold in compliance with a number of conditions, including those set forth in Rule 144 under the Securities Act of 1933. In general, under Rule 144, once Mr. DiSalvo has held his shares for one year, he will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the common stock or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. If a large number of shares are sold by Mr. DiSalvo, it may reduce the market price of the shares and value of your shares.

THIS IS A DIRECT PARTICIPATION OFFERING, AND OUR OFFICERS AND DIRECTORS HAVE DETERMINED THE OFFERING PRICE ARBITRARILY.

     This is a direct participation offering and no investment banker or appraiser has been consulted concerning this offering or the fairness of the offering price of the shares. Our officers and directors have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value.

WE HAVE NO AGREEMENTS WITH ANY UNDERWRITERS OR BROKER DEALERS, AND WE MAY BE UNABLE TO ATTRACT MARKET MAKERS.

     There is currently a limited public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. There may be one or more closings of the offering, the first of which cannot be held until the selling shareholder is able to sell at least 250,000 shares. After that, there could be multiple closings whenever the selling shareholder receives and accepts new subscriptions. After the completion of at least the first closing under this offering, we hope that a number of broker-dealers may become principal market makers for the shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to maintain our listing on the OTC Electronic Bulletin Board, we need to have at least one registered and active market maker. No assurance can be given that any market making activities of any market makers, will commence or be continued.

IF WE DO NOT DEVELOP AN EFFECTIVE SALES FORCE, WE MAY NOT GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

     We currently have one employee and no sales team. In order to grow, we must develop an internal advertising sales team. Our ability to do so successfully involves a number of factors. They include:

     -    the  competition  in hiring and retaining advertising sales personnel;
     -    our ability to integrate and motivate advertising sales personnel; and
     - the length of time it takes for new advertising sales personnel to become effective.

     Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects. We do not anticipate hiring such personnel until the site is operational.

OUR SECURITIES ARE REFERRED TO AS "PENNY STOCKS" WHICH ARE NOT PERCEIVED FAVORABLY IN THE MARKET PLACE.

     The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

     - make a special suitability determination for the purchase of such securities;
     - have received the purchaser's written consent to the transaction prior to the purchase;
     - deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
     - disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
     -    provide  the  purchaser  with  current  quotations for the securities;
     - if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and

     - provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

                         FORWARD-LOOKING  STATEMENTS

     This prospectus includes "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential uncertainties include among other things, the matters described in the "Risk Factors" section of this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                              USE  OF  PROCEEDS

     The shares are being sold by the Company's sole officer and director. No proceeds will be received by the Company.

                              DIVIDEND  POLICY

     We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors our board considers relevant.

                              CAPITALIZATION

     The following table sets forth our capitalization at April 30, 2001. The shares are being sold by the Company's sole officer and director. Capitalization will not be affected by this offering.

Shares  currently  outstanding:                    2,033,201

Shares  to  be  outstanding  in  the  event
of the successful completion of
the minimum  offering:                             2,033,201

Shares  to  be  outstanding  in  the  event
of the successful completion of
the maximum  offering:                             2,033,201

     Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and non-assessable when issued. There are no outstanding options, warrants, or rights to purchase any of our securities and we do not plan to issue any.

     The following table sets forth our capitalization at April 30, 2001, on an actual (audited) basis and on a pro forma basis (unaudited) after giving effect to the minimum and maximum offering. This table should be read in conjunction with our financial statements and notes appearing elsewhere in this Prospectus:

                                 April 30, 2001

                                               Pro Forma     Pro Forma
                                   Actual       Minimum       Maximum
                                  (audited)   (unaudited)   (unaudited)
                                 -----------  ------------  ------------
Debt:
     Short-Term Debt             $        0             0             0
     Long-Term Debt                       0             0             0
                                 -----------  ------------  ------------
     Total Debt                           0             0             0
                                 ===========  ============  ============

Shareholders' Equity:
     Common Stock                $   20,332   $   20, 332   $    20,332
     Additional Paid-in Capital      36,605        36,605        36,605
     Accumulated Deficit            (37,100)      (37,100)      (37,100)
     Total Shareholders' Equity      19,837        19,837        19,837

Total Capitalization:            $   19,837   $    19,837   $    19,837
                                 -----------  ------------  ------------

                                    DILUTION

         Our net tangible book value at April 30, 2001 is $19,837 or $.01 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 2,033,201, the pro forma number of shares of common stock outstanding at April 30, 2001. Since the shares are being sold by the Company's sole officer and director, net tangible book value will not be affected by this offering after giving effect to the sale of 250,000 shares in the event that the minimum number of shares offered in this offering are sold or 1,000,000 shares in the event that the maximum number of shares offered in this offering are sold. New investors will recognize an immediate dilution of $.09 per share in the event that the minimum number of shares offered in this offering are sold and $.09 per share in the event that the maximum number of shares offered in this offering are sold. The following table illustrates this per share dilution:

                                     Minimum    Maximum
                                    Offering   Offering
                                    ---------  ---------

Public offering price per share     $     .10  $     .10

Net tangible book value per         $     .01  $     .01
share as of April 30, 2001           ---------  ---------

Increase per share attributable to
new shareholders                    $     .00  $     .00
                                    ---------  ---------

Pro forma net tangible book value
per share as of April 30, 2001
after offering                      $     .01  $     .01
                                    ---------  ---------


Dilution per share to new           $     .09  $     .09
shareholders                        ---------  ---------

         The following tables summarize, as of April 30, 2001, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering:

Minimum  Offering  (250,000  shares)

                    Total shares  % of total     Capital cash     % of cash       Average
                     purchased      shares     contribution(1)   contributed   price per sh.
                    ------------  -----------  ----------------  ------------  --------------
New Shareholders               0           0%  $              0            0%  $            0

Old Shareholders       2,033,201         100%  $         56,937          100%  $        0.028
                    ------------  -----------  ----------------  ------------  --------------

Total                  2,033,201         100%  $         56,937          100%  $        0.028
                    ============  ===========  ================  ============  ==============

Maximum Offering (1,000,000 shares)

                    Total shares  % of total     Capital cash     % of cash       Average
                     purchased      shares     contribution(1)   contributed   price per sh.
                    ------------  -----------  ----------------  ------------  --------------
New Shareholders               0           0%  $              0            0%  $            0

Old Shareholders       2,033,201         100%  $         56,937          100%  $        0.028
                    ------------  -----------  ----------------  ------------  --------------

Total                  2,033,201         100%  $         56,937          100%  $        0.028
                    ============  ===========  ================  ============  ==============

                      MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

         The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

Operations

         We have not generated revenues from our inception to April 30, 2001 having incurred primarily only start-up and organizational expenses. Accordingly, our financial results, from inception to April 30, 2001, are not meaningful as an indication of future operations.

     We are presently engaged in the development of a website that will critique and rank Internet websites based on a variety of criteria. Internet users will be able to access our website at no charge, and all our revenues, if any, will come from selling banner advertising to Internet advertisers and marketers and for consulting services to website owners.

     We will be an on-line Internet website ranking service. By accessing our website, consumers will be able to gain valuable information and rankings on many of the Internet's best websites. We have identified 20 of the most useful categories of Internet sites for the consumer. Under each category, we will provide direct links to several sites with a critique of these sites. For example, there are categories of sites on apparel, books, cars, cell phones, employment, sporting goods and wine. In addition to the critiques of these sites, ratings will be assigned to each site. An initial rating will be assigned to each site based on the research and opinions of our management. An additional rating will be created based on feedback received from visitors to our website that access the sites we list. The combination of these critiques and ratings will allow consumers to decide which Internet websites they wish to view. Under our payment structure, Internet advertisers and marketers will pay a fee for banner advertising and direct hyperlink connections to their websites. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new visitors or customers.

     For the period from our incorporation on September 28, 1988 through April 30, 2001, our activities related primarily to the recruitment of a website developer and the establishment our organizational and technical infrastructure. The expected significant costs related to our operation will be the development of the website, data acquisition costs, human resource costs and advertising and marketing costs.

Our  liquidity  and  capital  resources

     From inception through April 30, 2001, we received $56,937 in net proceeds from our investors and our founders. As of April 30, 2001, we had approximately $19,837 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate that we will need to raise additional funds in order to fund more rapid expansion, to develop new or enhanced services and to respond to competitive pressures. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, then existing shareholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, or develop or enhance services or respond to competitive pressures.

                                    BUSINESS

     We will be an on-line Internet website ranking service. By accessing our BuyersCheck.com website, consumers can gain valuable information and rankings on many of the Internet's sites. On our website, both our management and our website users will assign a ranking or grade to each site surveyed, similar to grades received by many school students. Grades assigned by our management will be unbiased assessments of various aspects of the sites, which may include the esthetics of the site, ease of navigation, and the sophistication of their technology. We will not receive any compensation from sites that are graded on our website.

     We have identified more than twenty of the most useful categories of Internet sites for the consumer. Within each category, we will have sub-categories that are more descriptive of the sites to be listed therein. For example, there will be categories of sites on apparel, books, automobiles, communications equipment, employment, sporting goods and entertainment. Within each category, such as apparel, there will be sub-categories such as women's clothing, children's clothing, footwear, sports and formal wear. Then, within each sub-category, we will identify and profile at least five sites. The profile will contain a short description of the site grades in each category being evaluated and a link to the site.

     As an additional feature, our website users will be able to assign their own grade to each of the listed sites. These grades will be averaged and listed as an additional grade to help our website users further evaluate these sites. Users will also be encouraged to suggest sites for us to evaluate. Suggestions will be sent to us via an interactive form that will allow users to request that we consider a site for grading. This form will gather basic information about the site and the submitting party and will store responses in a database to be remotely accessed.

     We expect to generate revenues from two different sources. First, Internet advertisers and marketers will pay a fee for banner advertising and direct hyperlink connections to their websites. Websites of our advertisers may appear in our rankings, but they will not receive any special consideration because of the fact that they advertise with us. We intend to develop a homepage user base and specific targeting capabilities in order to offer our advertisers and marketers customized, targeted advertising solutions designed to improve advertisement response rates and reduce their cost of acquiring new visitors or customers. All areas of the website that contain banner ads will also contain disclaimers stating that the banner is being paid for by the advertiser and its inclusion is not an endorsement by management of the advertised sites. Second, we will provide consulting services for a fee to website owners. As with Internet advertisers and marketers that pay for banner advertising on our website, websites that we provide consulting services for may appear in our rankings, but likewise will not receive any special consideration because of their relationship with us.

Industry  Background

Growth  of  the  Internet  and  online  commerce

     Over the past several years, the Internet has emerged as a powerful and efficient new medium, enabling people worldwide to exchange information, communicate and conduct business electronically. The number of people using the Internet continues to expand rapidly.

     Businesses have recognized the online commerce opportunity and are increasingly using the Internet to sell and distribute products and services. We believe as online commerce and the number of people using the Internet grow, advertisers and direct marketers are increasingly using the Internet to locate customers, advertise products or services and facilitate transactions.

Direct  marketing

     Advertising expenditures can be broadly categorized as either brand advertising or direct marketing. Brand advertising is intended to generate brand name awareness and create a specific image for a particular company, product or service. Direct marketing involves any direct communication to a consumer intended to generate a specific response or action, generally the purchase of a product or service.

Traditional  direct  marketing

     Traditional direct marketing media include direct mail, telemarketing and newspaper, magazine, radio and television advertisements. Although traditional direct marketing is effective and widely used, it presents a number of challenges for marketers and consumers alike. Traditional direct marketers generally lack specific and timely information on a particular consumer's immediate interests. As a result, marketers spend considerable resources on communications most consumers don't want or need. Given the costs associated with traditional direct marketing, which include telecommunications, postage, printing, assembly, labor and facilities, we believe the often low response rates make the process inefficient.

Online  direct  marketing

     Online direct marketing media include banner advertisements, targeted email solicitations and website sponsorships. We believe online direct marketing is more attractive than traditional direct marketing because it requires lower production costs and provides easier and faster customer response features. In addition, online direct marketing allows marketers to easily:

     -    develop  one-to-one  relationships  with  consumers;

     -    collect  data  and  feedback  on  marketing  campaigns;  and

     -    customize  marketing  campaigns to broad audiences or specific groups.

     Even with these advantages, direct marketers face challenges in realizing the full potential of the Internet as a marketing medium. With millions of websites, only a fraction of which have significant audiences, it is difficult for marketers to decide where to spend their marketing dollars. Even leading brand name marketers who build their own websites must find ways to attract a sizeable audience of visitors. In addition, technological hurdles may impede conventional direct marketers from successfully extending their activities to the Internet. In order to participate in most online marketing efforts, marketers must build and maintain websites as well as incorporate order-taking capabilities and develop systems to integrate online ordering with their traditional databases.

     We believe marketers desire a solution that benefits from the effectiveness of direct marketing while overcoming the challenges presented by both traditional and online marketing methods.

Strategy

     We believe marketers desire a solution that benefits from the effectiveness of direct marketing while overcoming the challenges presented by both traditional and online marketing methods. Our objective is to attain a significant position in the global online direct marketing and incentives-based advertising market, while achieving reasonable profit margins. Based on industry reports such as the eAdvertising Report, we believe that the overall total amount of money spent on Internet advertising will increase in the future. We intend to establish an advertising and marketing program, which we expect to result in an increase in our Internet advertising market share. See "Risk Factors".

     We intend to achieve our objective through the following key strategies, which we expect to implement over the next three to twelve months:

Establish  and  increase  number  of  advertising  and  marketing  clients

     We are seeking to establish a broad advertising and marketing client base and increase such base by establishing and growing the number of Internet users that view our website. To accomplish this, we will focus on developing an appealing and informative website and we may develop a direct sales force.

Establish  and  increase  traffic  and  transactions

     Our strategy of rapidly establishing and increasing consumer traffic to our website is focused on both new and repeat visitors. New visits are expected to be driven primarily by (i) online advertising programs, (ii) traditional advertising enhanced software offerings, and (iii) word-of-mouth referrals.

Develop  and  use  technology  to  enhance  website  capabilities  and  visits

     We will design and implement our website to encourage consumers to frequently revisit. As part of our effort to promote repeat visits, we intend to develop features that will make our visitors' homepage experience faster and easier.

Technology  and  Infrastructure

     We plan to develop an expandable, secure and reliable technology infrastructure to support our website ranking service and online direct marketing programs.

Expandability

     We plan that our technology will be designed to support up to at least six million visitors per month and to have the ability to increase this capability very rapidly by increasing the band width. Although we do not initially intend to use dedicated servers, we may do so if and when necessary.

Security

     We plan to incorporate a variety of encryption techniques meant to protect the privacy of consumer information. We also plan to employ a variety of automated fraud detection procedures to identify patterns of abuse and potential fraudulent use of the system. The data center where our system will be located provides security management 24 hours per day, seven days per week.

Reliability

     Our software system architecture will use industry standard technologies to maximize reliability. We plan to use a sequel database (SQL), Microsoft Windows

NT server in a shared environment, 10 MB Ethernet connection direct to a first tier Internet provider's DS3 network and the Microsoft IIS server within our infrastructure. All of these platforms have demonstrated a high degree of reliability. We will back up our Microsoft databases and other information to long-term tape storage on a regular basis.

     Our servers will not be housed at a different geographic location. However, our current facility provides generators for emergency power, air conditioning and engineering support 24 hours per day, seven days per week. Our infrastructure is built to maximize reliability through the use of multiple central processor units and redundant power supplies, networking and input/output controllers. We will continually evaluate our technology and will secure updates if necessary.

Competition

     We believe that competition in our website business is based on factors that include the following:

     -    brand  recognition;

     -    ease  and  speed  of  use;  and

     -    quality  and  reliability.

Website  competition

     We face intense competition from both traditional and online advertising and direct marketing companies. We compete directly and indirectly for marketers and consumers with companies in various categories, including Epinions.com, Deja.com and Productopia.com.

Specialty  lead-generation  websites

     Various websites focus on generating leads for a specific segment of the direct marketing industry, such as the catalog, magazine or coupon segments. While these websites typically provide a depth of offerings within their specific sector, they may not offer promotions across a broad spectrum of product categories. These sites include eNews, Cataloglink and Catalogcity.

Other  websites

     We also compete with a number of "community" sites that offer content, services or information about a particular topic, as well as other advertising networks.

     The number of websites competing for consumer attention and marketers' dollars has proliferated, and we expect that competition will continue to intensify. We also compete with traditional media such as television, radio and print for a share of marketers' total marketing budgets.

     In addition to the above, we believe that the principal competitive factors in our website markets are:

      -  the  volume  of  online  visitors;

      -  duration  and  frequency  of  visits;

      -  the  demographic  profiles  of  visitors;  and

      -  performance  of  advertisements.

     Our website competitors are larger and have greater financial, technical and marketing resources than us, and no assurance can be given that we will be able to successfully compete against these competitors.

Government  Regulation

     Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. The adoption of such laws could create uncertainty in Internet usage and reduce the demand for all products and services offered on the Internet. Congress has enacted legislation regarding children's privacy on the Internet. It is possible that additional laws and regulations may be proposed or adopted with respect to the Internet, covering issues such as user privacy, taxation, advertising, intellectual property rights and information security. Several states have proposed legislation to limit the use of personal user information gathered online or to require online services to establish privacy policies. We believe that we are fully compliant with all state and federal privacy laws.

     The Federal Trade Commission recently reported that it has no present intention of proposing legislation to address online privacy in the near future, and that it believes self-regulation to be the best course of action, except for rules enacted to implement the Children's Online Privacy Protection Act, which governs the collection of personal information from children and the confidentiality of such information. However, the FTC has initiated action against at least one online service regarding the manner in which personal information was collected from users and provided to third parties. We believe that we are fully compliant will all FTC privacy laws.

     We do not know how our business may be affected by the application to the Internet of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. Most of these laws were adopted before the advent of the Internet and do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet marketplace. That uncertainty could reduce demand for our service or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

     In addition, because our services are available on the Internet in multiple states and foreign countries, these states and countries may claim that we are required to qualify to do business in their jurisdictions. Our failure to qualify in any jurisdictions where we are required to do so could subject us to taxes and penalties. It could also restrict our ability to enforce contracts in those jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition. We are currently not aware of any violations by us of any laws or regulations of any states or other countries or of any material failure to qualify in any states or countries.

     The European Union has adopted a privacy directive that went into effect in 1998. Under this directive, business entities domiciled in member states of the EU are limited with respect to the transactions in which they may engage with business entities domiciled outside the EU, unless the non-EU entities are domiciled in jurisdictions with privacy laws comparable to the EU privacy directive. The United States presently does not have laws that satisfy the EU privacy directive. Discussions between representatives of the EU and the United States are ongoing and may lead to a number of safe harbor provisions which, if adhered to, would allow business entities in the EU and the United States to continue doing business without limitation. If these negotiations are not successful and the EU begins enforcing the privacy directive, there could be an adverse impact on international Internet business. If we do business directly in the EU in the future, we will be required to comply with the EU privacy directive.

Intellectual  Property

     We regard any copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property that we may obtain as critical to our success, and we intend to vigorously protect our intellectual property rights. We have not registered any of our trademarks or service marks and we currently do not hold any patents. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online.

     We have registered BuyersCheck.com as a domain name. Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is evolving. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Therefore, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights. We have no knowledge of any companies in other countries using domain names that infringe on our domain name.

Employees

     As of April 30, 2001, we had a total of 1 employee, who is our sole officer and director and works for us part time. None of our employees are represented by unions, and we consider relations with our employees to be good.

Facilities

     The Company does not currently maintain an office or any other facilities. It currently maintains a mailing address at 192 Searidge Court, Shell Beach, California 93449, which is the office address of our president. The Company does not believe that it will need to maintain an office at anytime in the foreseeable future in order to carry out our plan of operations described herein. Our telephone number is (805) 773-5350 and our fax number is (413) 215-2674.

                                   MANAGEMENT

Directors  and  Executive  Officers

     The following persons are our current executive officers, directors and director nominees:

Name                    Age      Position
------------------      ---      --------------------------------------------
Mark  A.  DiSalvo        50      President, Treasurer, Secretary and Director

     Mark DiSalvo is currently self-employed as a business consultant, providing consulting services relating to mergers and acquisitions. Mr. DiSalvo is the President of the Company. Mr. DiSalvo has also been engaged in the securities business in various capacities from 1984 to the present. Mr. DiSalvo served as a director of Stan Lee Media, Inc. (formerly Boulder Capital Opportunities, Inc.), a publicly traded development stage company from August 1997 to July
1999. Mr. DiSalvo served as President, Chairman of the Board of Directors, Chief Executive Officer, Treasurer and Secretary of Prodeo Technologies Inc., a publicly traded development stage company (formerly SITEK, Incorporated, formerly Dentmart Group, Ltd.) from March 1997 to July 1998.

     Our board of directors is elected annually by our shareholders. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the board of directors.

     We do not currently have an audit committee, a nominating committee or a compensation committee.

Previous  Management  and  Control  Persons

     On June 7, 2000, the then principal shareholder, sole officer and director of the Company, John D. Ericsson, sold all of his shares of the capital stock of the Company. 164,720 shares were sold to California Brokerage Services, Inc. (of which Mr. DiSalvo, an officer and director of the Company, may be deemed to be the beneficial owner) and 85,000 shares were sold to Robert M. Kern. In connection with the consummation of that sale, on June 7, 2000, John D. Ericsson resigned as an officer and director of the Company and elected Mr. DiSalvo as the sole officer and director of the Company. See Item 12, Certain Relationships and Related Transactions.

     On September 10, 1993, the then principal shareholders of the Company, David Goodnight, C. Jack Bean, Matt Heinzelmann, K. David Beardsley and Angel Generes agreed to exchange all of their respective shares of capital stock of the Company for 126,192 shares of common stock of Sea Pride Industries, Inc., a privately held Delaware corporation ("Sea Pride"), owned by Sea Pride's principal shareholder and president, John D. Ericsson. In connection with the consummation of that exchange agreement on September 10, 1993, David Goodnight, Matt Heinzelmann and K. David Beardsley resigned as officers and directors of the Company and elected John D. Ericsson as President, Treasurer and sole director of the Company. He served in these capacities until June 7, 2000. See
Item  12,  Certain  Relationships  and  Related  Transactions.

Executive  Compensation

     None of our executive officers currently receive any compensation for their services, and they have not received any compensation since inception.

Employment  Agreements

     None  of  our  executive  officers  have  employment  agreements.

Personal  Liability  and  Indemnification  of  Directors

     Our articles of incorporation and bylaws contain provisions which reduce the potential personal liability of directors for monetary damages and provide for indemnification of directors and other persons. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

     In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933, such as those contained in our articles and by-laws, is contrary to public policy and, therefore, is unenforceable.

                         PRINCIPAL  SHAREHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of April 30, 2001, and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, of:

     - each person known by us to beneficially own 5% or more of the shares of outstanding common stock;

     -    each  of  our  executive  officers  and  directors;  and

     -    all  of  our  executive  officers  and  directors  as  a  group.

     Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                Beneficial Ownership    % of Ownership
                 Prior to  Offering     After an Offering of:
                No. of Shares      %    250,000 shares  1,000,000 shares
                -------------  -----    --------------  ----------------
Mark  DiSalvo      2,016,472   99.2%             86.9%             50.0%

                         RELATED  PARTY  TRANSACTIONS

     In order to raise working capital, on April 24, 2001, the Company issued 2,000,000 shares of its common stock to its principal shareholder, sole officer and director, Mark A. DiSalvo in exchange for $20,000 or $.01 per share. The price paid for purchase of shares by Mr. DiSalvo was based upon the market value of the Company's common stock which was zero cents per share. Following completion of this purchase, Mr. DiSalvo was the beneficial owner of 2,016,472 shares of the common stock of the Company, or approximately 99.2% of the Company's issued and outstanding stock.

     On June 7, 2000, the then principal shareholder, sole officer and director of the Company, John D. Ericsson, sold all of his shares of the capital stock of the Company. 164,720 shares were sold to California Brokerage Services, Inc. (of which Mr. Mark DiSalvo, an officer and director of the Company, may be deemed to be the beneficial owner). In connection with the consummation of that sale, on June 7, 2000, John D. Ericsson resigned as an officer and director of the Company and elected Mr. DiSalvo as the sole officer and director of the Company. The price paid for purchase of shares by California Brokerage Services, Inc. was the result of arms length negotiations. Following completion of the transactions described herein, California Brokerage Services, Inc., owned a total of 164,720 shares, or approximately 50.0% of the Company's issued and outstanding stock.

     On September 10, 1993, the then principal shareholders of the Company, David Goodnight, C. Jack Bean, Matt Heinzelmann, K. David Beardsley and Angel Generes agreed to exchange all of their respective shares of capital stock of the Company for 126,192 shares of common stock of Sea Pride Industries, Inc., a privately held Delaware corporation ("Sea Pride"), owned by Sea Pride's principal shareholder and president, John D. Ericsson. In connection with the consummation of that exchange agreement on September 10, 1993, David Goodnight, Matt Heinzelmann and K. David Beardsley resigned as officers and directors of the Company and elected John D. Ericsson as President, Treasurer and sole director of the Company. He served in these capacities until June 7, 2000. The price paid for purchase of shares by John D. Ericsson was the result of arms length negotiations. Following completion of the transactions described herein, John D. Ericsson owned a total of 249,851 (post-split) shares, or approximately 75.69% of the Company's issued and outstanding stock.

                              PLAN  OF  DISTRIBUTION

Arbitrary  Determination  of  Offering  Price

     We have determined the offering price of the shares arbitrarily. Among the factors we considered were the following:

     -    the  nature  and  scope  of  our  operations;

     -    our  current  financial  condition  and  financial  requirements;

     -    estimates  of  our  business  potential  and  prospects;

     -    multiples  of  our  projected  revenues  and  earnings;

     - multiples of our competitors' trailing or projected revenues and earnings;

     -    the  perceived  market  demand  for  our  services;

     -    the  economics  of  the information technology, Internet industry; and

     -    the  general  condition  of  the  equities  market.

Limited  State  Registration

     We will qualify or register the sale of the shares in a limited number of states. We will not accept subscriptions from investors resident in other states. In order to comply with any applicable state securities laws, the shares will be offered or sold in through registered or licensed brokers or dealers in any states where required.

Terms  of  Sale  of  The  Shares

     Our sole officer and director will be selling his shares in a direct participation offering on a "250,000 share minimum, 1,000,000 share maximum" basis through our sole officer and director, who will be offering his shares and distributing this prospectus primarily over the Internet. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 100 shares. Until at least 250,000 shares have been sold, subscriptions will not be accepted for any shares. All proceeds of this offering will be deposited in an escrow account with Securities Transfer Corporation. If at least 250,000 shares have not been sold before the offering ends, all funds will be returned to subscribers as soon as practicable after the ending of this offering. The selling shareholder has the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until all shares offered in this offering are sold or 90 days after the date of this prospectus, except that the selling shareholder will have only 60 days to sell at least 250,000 shares. He may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, he may consider whether or not you are willing to accept delivery of our prospectus and future filings with the SEC electronically and whether you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. The selling shareholder anticipates having one or more closings of this offering, the first of which cannot be held until at least 250,000 shares are sold. After that, there could be multiple closings whenever new subscriptions are received and accepted.

Use  of  a  Broker-Dealer

     The selling shareholder currently has no arrangements with any broker-dealers to offer or sell any of the shares, and he will not enter into any arrangement with any broker dealers to sell the minimum number of shares in this offering. Once he has sold at least the minimum number of shares in this offering, he may utilize one or more broker-dealers who may offer and sell the shares on terms acceptable to him. If he determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. He will not pay in excess of 10% as a sales commission for any sales of the shares, nor will his sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering. If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the shares as defined in Section 2(11) of the Securities Act and he would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between him and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms.

     We will not reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors have no current plans to purchase shares in the offering.

Key  Terms  of  Escrow  Agreement

     Under  the  terms  of  our  escrow  agreement  with  Securities  Transfer
Corporation:

     - proceeds from the sale of the shares will be deposited into a non-interest bearing account until the minimum offering amount is sold;

     - in the event the proceeds are insufficient to meet the 250,000 share minimum requirement, proceeds will be returned directly to investors by the escrow agent without deduction for expenses, including escrow agent fees;

     - the escrowed proceeds are not subject to claims by the selling shareholder's creditors, affiliates, associates or underwriters until the proceeds have been released to him under the terms of the escrow agreement; and

     - the regulatory administrator of any state in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

                         DESCRIPTION  OF  CAPITAL  STOCK

Capital  Stock

     Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

Common  Stock

     General. We have 20,000,000 authorized shares of common stock, par value $.01 per share, 2,033,201 of which are issued and outstanding prior to this offering. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. All shares which are the subject of this prospectus, when issued and paid for under this offering, will be validly issued, fully paid and non-assessable.

     Voting rights. Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. Our board of directors is elected annually at each annual meeting of the shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent of our voting power can elect all of our directors.

     Dividend policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our board of directors out of the funds legally available to distribute dividends. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

     Miscellaneous rights and provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution our holders of the equity after satisfaction of all liabilities.

     Shares eligible for future sale. Upon completion of this offering, we will have 2,033,201 shares of common stock outstanding if the minimum number of shares offered in this offering are sold, or 2,033,201 shares of common stock outstanding if the maximum number of shares offered in this offering are sold. Of these shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Gump & Company, which will be subject to the limitations of Rule 144 adopted under the Securities Act. In general, a person who has a control relationship with Gump & Company is defined as an

"affiliate." All of the remaining shares held by Mr. DiSalvo are deemed to be "restricted securities", as that term is defined in Rule 144 under the Securities Act.

     In general, under Rule 144, commencing 90 days after the date of this prospectus, a person, including an affiliate or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one per cent of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of ours for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the limitations described above.

     16,480 of the shares of stock presently owned by Mr. DiSalvo have been held at least one year and are eligible for resale under Rule 144. The balance of Mr. DiSalvo's shares have not been held for at least one year. Accordingly, commencing following the completion of the offering, none of these shares which have been held for less than one year will be eligible for resale under Rule 144 at the rates and subject to the conditions discussed above. No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

Preferred  Stock

     The board of directors is authorized by our certificate of incorporation to issue up to an additional 2,000,000 shares of one or more series of preferred stock, par value $.01 per share. No shares of such preferred stock have been authorized for issuance by our board of directors, and we have no present plans to issue any such shares. In the event that the board of directors issues shares of serial preferred stock, it may exercise its discretion in establishing the terms of such preferred stock; provided, that any issuance of serial preferred stock must be approved by a majority of our independent directors, who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel.

     Subject to approval by the independent directors, the board of directors may determine the voting rights, if any, of the series of preferred stock being issued, which would include the right to vote separately or as a single class with the common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by the common stock or other series of preferred stock; and to vote on specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of preferred stock may be entitled to receive preferential cash distributions fixed by the board of directors when creating the particular preferred stock series before the holders of the common stock are entitled to receive anything. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our stock.

     The issuance of preferred stock by the board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers.

                                 TRANSFER AGENT

     The transfer agent for the common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                    EXPERTS

     Our financial statements as of April 30, 2001 appearing in this prospectus and registration statement have been audited by Gerald R. Perlstein, CPA, independent certified public accountants, as set forth in his report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon his authority as expert in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares offered in this offering will be passed upon for us by Robert M. Kern, Esq. who owns 8,500 shares of our common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form SB-2 under the Securities Act that we filed with the SEC with respect to the shares offered by this prospectus. We have authorized no one to provide you with any information other than that provided in the prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the prospectus is accurate as of any date other than the date on the front cover of the document.

     This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and its exhibits and schedules. A copy of the registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The Internet address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and we file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and websites set forth above.

                              GUMP & COMPANY, INC.


                              FINANCIAL STATEMENTS
                                      AND
                                AUDITOR'S REPORT

                                  APRIL 30, 2001

                            GERALD R. PERLSTEIN, CPA,
                          CERTIFIED PUBLIC ACCOUNTANT

GUMP  &  COMPANY,  INC.

     INDEX  TO  FINANCIAL  STATEMENTS

     FOR  THE  SIX  MONTHS  ENDED  APRIL  30,  2001  AND
     THE  YEARS  ENDED  OCTOBER  31,  2000,  1999  AND  1998               PAGE
     -------------------------------------------------------               ----

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . .F-2

Financial  Statements:

     Balance  Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-3

     Statements  of  Operations. . . . . . . . . . . . . . . . . . . . . . .F-4

     Statements  of  Stockholders'  Equity . . . . . . . . . . . . . . . . .F-5

     Statements  of  Cash  Flows . . . . . . . . . . . . . . . . . . . . . .F-6

     Notes  to  Financial  Statements. . . . . . . . . . . . . . . . . . . .F-7

INDEPENDENT  AUDITOR'S  REPORT
------------------------------


Board  of  Directors
GUMP  &  COMPANY,  INC.


I have audited the accompanying balance sheets of GUMP & COMPANY, INC., as of April 30, 2001 and for the years ended October 31, 2000, 1999 and 1998 and the related statement of operations, stockholders' equity, and cash flows for the six months and years then ended, respectively. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of GUMP & COMPANY, INC., as of October 31, 1998 and 1999, were audited by other auditors whose report, dated March 13, 2000, expressed an unqualified opinion on those statements.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GUMP & COMPANY, INC., as of April 30, 2001 and October 31, 2000, 1999 and 1998 and the results of its operations and its cash flows for the six months and years then ended, respectively, in conformity with generally accepted accounting principles.

As discussed in Note A of the financial statements, the Company has been inactive since its formation on September 28, 1988. The Company presently has no identifiable sources of additional capital to develop independent business operations.


Gerald  R.  Perlstein
Los  Angeles,  California

May  11,  2001

                              GUMP & COMPANY, INC.

                                 Balance Sheets

                                     ASSETS
                                     ------

                                          April 30,    October 31,    October 31,    October 31,
                                            2001          2000           1999           1998
                                         -----------  -------------  -------------  ------------
Current Assets:

  Cash                                   $   19,837   $          0   $          0   $         0
                                         -----------  -------------  -------------  ------------

    Total Current Assets and Assets          19,837              0              0             0
                                         ===========  =============  =============  ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities                               0              0              0             0
                                         -----------  -------------  -------------  ------------

   Total Current Liabilities                      0              0              0             0

STOCKHOLDERS' EQUITY
--------------------
  Preferred Stock - $.01 par value,
  Authorized - 2,000,000 shares
  Issued - None
  Common Stock - $.01 par value,
  Authorized - 20,000,000 shares
  Issued - 2,033,201 shares at April 30,
  2001 and 330,000 shares at October 31,
  2000, 1999 and 1998                        20,332          3,300          3,300         3,300

  Additional paid-in-capital                 36,605         33,637         33,637        33,637

  Accumulated deficit                       (37,100)       (36,937)       (36,937)      (36,937)
                                         -----------  -------------  -------------  ------------

    Total Stockholders' Equity               19,837              0              0             0
                                         -----------  -------------  -------------  ------------

    TOTAL LIABILITIES AND
    EQUITY STOCKHOLDERS'                 $   19,837   $          0   $          0   $         0
                                         ===========  =============  =============  ============

     The  accompanying  notes  are an integral part of the financial statements.

                                  GUMP & COMPANY, INC.

                                STATEMENTS OF OPERATIONS

                      FOR THE SIX MONTHS ENDED APRIL 30, 2001 AND
                    THE YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998
                    -----------------------------------------------

                                                  2001       2000      1999      1998
                                                ---------  --------  --------  --------

Revenues                                        $      0   $      0  $      0  $      0

Expenses                                        $    163   $      0  $      0  $      0
                                                ---------  --------  --------  --------

NET INCOME (LOSS)                               $   (163)  $      0  $      0  $      0
                                                =========  ========  ========  ========

Net Income (loss) per share                            0          0         0         0
                                                ---------  --------  --------  --------

Weighted average number of outstanding
shares                                           447,201    330,000   330,000   330,000
                                                =========  ========  ========  ========

     The  accompanying  notes  are an integral part of the financial statements.

                              GUMP & COMPANY, INC.

                        STATEMENTS OF STOCKHOLDERS' EQUITY

                   FOR THE SIX MONTHS ENDED APRIL 30, 2001 AND
                 THE YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998
                 -----------------------------------------------

                                                         ADDITIONAL
                                      COMMON     STOCK    PAID-IN-    ACCUMULATED
                                      SHARES    AMOUNT    CAPITAL         DEFICIT
                                  -----------  --------  ---------  -------------
Balance at October 31, 1997          330,000   $ 3,300   $  33,637  $    (36,937)

Net income (loss)                                                              0
                                  -----------  --------  ---------  -------------

Balance at October 31, 1998          330,000     3,300      33,637  $    (36,937)
Net income (loss)                                                              0
                                  -----------  --------  ---------  -------------

Balance at October 31, 1999          330,000   $ 3,300   $  33,637  $    (36,937)

Net income (loss)                                                              0
                                  -----------  --------  ---------  -------------

Balance at October 31, 2000          330,000   $ 3,300   $  33,637  $    (36,937)

One for ten reverse stock split     (296,799)   (2,968)      2,968

Issuance for cash proceeds         2,000,000    20,000

Net income (loss)                                                           (163)
                                  -----------  --------  ---------  -------------

Balance April 30, 2001             2,033,201   $20,332   $  36,605      ($37,100)
                                  ===========  ========  =========  =============

     The  accompanying  notes  are an integral part of the financial statements.

                                  GUMP & COMPANY, INC.

                                STATEMENTS OF CASH FLOWS

                       FOR THE SIX MONTHS ENDED APRIL 30, 2001 AND
                     THE YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998
                     -----------------------------------------------

                                                       2001     2000     1999     1998
                                                     --------  -------  -------  -------
Cash Flows from operating activities:
  Net income (loss)                                  $  (163)  $     0  $     0  $     0
  Adjustments to reconcile net income (loss) to net
    cash provided (used in) operating activities           0         0        0        0
                                                     --------  -------  -------  -------

Cash provided by (used in) operating activities         (163)        0        0        0
                                                     --------

Cash Flows from Investing Activities:                      0         0        0        0

Cash Flows from Financing Activities:

Proceeds from issuance of common stock                20,000         0        0        0
                                                     --------  -------  -------  -------

Net Cash provided by Financing Activities             20,000         0        0        0
                                                     --------  -------  -------  -------

Net Increase (Decrease) in cash                       19,837         0        0        0

Cash at beginning of year                                  0         0        0        0
                                                     --------  -------  -------  -------

Cash at end of year                                  $19,837   $     0  $     0  $     0
                                                     ========  =======  =======  =======

     The  accompanying  notes  are an integral part of the financial statements.

                              GUMP & COMPANY, INC.


                          NOTES TO FINANCIAL STATEMENTS

                 APRIL 30, 2001, OCTOBER 31, 2000, 1999 AND 1998
                 -----------------------------------------------


1.   NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING PRINCIPLES
     -------------------------------------------------------------------------

     A.   ORGANIZATION  AND  BUSINESS
          ---------------------------
          The Company was incorporated on September 28, 1988 under the laws of the State of Delaware under the name of Brian Capital, Inc. On September 15, 1993, the Company changed its name to Sea Pride Industries, Inc. On August 18, 1997, the Company changed its name to GUMP & COMPANY, INC. The Company is registered with the Securities and Exchange Commission.

          The Company was organized as an inactive, publicly held corporation to pursue a business combination with a privately held entity believed to have growth and profit potential, irrespective of the industry in which it is engaged.

          On September 10, 1993, stockholders of the Company exchanged 2,498,601 shares or approximately 75 percent of the issued and outstanding capital stock of the Company for 126,192 shares of common stock of Sea Pride Industries, Inc. In addition, the Company executed a one (1) for ten (10) reverse stock split and increased the par value of the authorized shares of common and preferred stock from $.001 per share to $.01 per share. Consequently, the number of common shares issued and outstanding decreased from 3,300,000 shares to 330,000 shares.

          On June 7, 2000 the then principal stockholder, sole officer and director of the Company sold all of his shares, totaling 249,792 shares, of the common stock of the Company. The new majority shareholder became the sole officer and a director of the Company.

          Effective  on  April  16,  2001 the Company executed a one (1) for ten
          (10) reverse stock split. Consequently, the number of common shares issued and outstanding decreased from 330,000 shares to 33,201 shares, after rounding.

          On April 25, 2001 the principal shareholder purchased 2,000,000 shares of the Company's common stock at the stated par value.

     B.   LOSS  PER  SHARE
          ----------------
          Loss per share of common stock is computed using the weighted number of common shares outstanding during the period shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.

     C.   RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
          --------------------------------------------
          In 1997, the Financial Accounting Standards Board (FASB) issued Statements No. 130, Reporting Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company's adoption of these statements had no material impact on the accompanying financial statements.

     D.   IMPAIRMENTS  OF  LONG  LIVED  ASSETS
          ------------------------------------
          The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.

     E.   STATEMENT  OF  CASH  FLOWS
          --------------------------
          Supplemental  disclosure  of  cash  flow  information  is  as follows:

          Cash  paid  during  the  period  October  31,  1998 to April 30, 2001.

               Interest                                              0
               Income  taxes                                         0

     F.   USE  OF  ESTIMATES
          ------------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.

     G.   MANAGEMENT  REPRESENTATION
          --------------------------
          The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. They include all adjustments deemed necessary in order to make the financial statements not misleading. Management represents that these financial statements conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

2.   FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------
     The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At April 30, 2001 the fair value of cash, and accounts payable approximated carrying values because of the short-term nature of these instruments.

3.   COMMITMENTS  AND  CONTINGENCIES
     -------------------------------
     The  Company  is  not  presently  involved  in  any  litigation.

4.   INCOME  TAXES
     -------------
     The  Company  presently  owes  no  income  taxes.

================================================================================
PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. GUMP & COMPANY, INC. HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.


                           ---------------------------

                                TABLE  OF  CONTENTS

                           ---------------------------


                                                   Page

Prospectus  summary. . . . . . . . . . . . . . . .
Risk  factors. . . . . . . . . . . . . . . . . . .
Forward-looking  statements. . . . . . . . . . . .
Use  of  proceeds. . . . . . . . . . . . . . . . .
Capitalization . . . . . . . . . . . . . . . . . .
Dilution . . . . . . . . . . . . . . . . . . . . .
Management's  discussion  and  analysis. . . . . .
Business . . . . . . . . . . . . . . . . . . . . .
Management . . . . . . . . . . . . . . . . . . . .
Principal  shareholders. . . . . . . . . . . . . .
Related  party  transactions . . . . . . . . . . .
Plan  of  distribution . . . . . . . . . . . . . .
Description  of  capital  stock. . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . .
Legal  matters . . . . . . . . . . . . . . . . . .
Where  you  can  find  more  information . . . . .
Index  to  financial  statements . . . . . . . . .F-1


                             ----------------------

================================================================================

================================================================================




                              GUMP & COMPANY, INC.

                                      UP TO

                                1,000,000 SHARES

                                       OF

                                  COMMON STOCK

                               ------------------
                                   PROSPECTUS
                               ------------------



UNTIL ___, 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               _____________,  2001

================================================================================

                                     Part  II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's Certificate of Incorporation provides that officers and directors shall not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty, to the extent provided by Delaware.

     Under Delaware law a corporation may indemnify, and the Company's Bylaws requires indemnification of, an officer or director if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, under Delaware law no indemnification shall be made in actions by or in the right of the corporation if such officer or director has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless the court orders otherwise. Under Delaware law, an officer or director that is successful in any action shall be indemnified. Also, any indemnification, unless ordered by the court, shall only be made if determined appropriate by the stockholders, or disinterested directors or, under certain circumstances, independent legal counsel. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

         A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         We believe that the above protections are necessary to attract and retain qualified persons as directors and officers.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses of the distribution, all of which are to be borne by Mark A. DiSalvo, are as follows:

SEC  Registration Fee $. . . . . . . . . . . . . . . . .    25
Blue  Sky  Fees  and  Expenses. . . . . . . . . . . . . .1,000*
Accounting  Fees  and  Expenses . . . . . . . . . . . . .2,000*
Legal  Fees  and  Expenses. . . . . . . . . . . . . . . .5,000*
Printing  and  Engraving. . . . . . . . . . . . . . . . .1,500*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . .1,000*
                                                  -------------

                Total $ . . . . . . . . . . . . . . . . 10,525*
                                                  =============
----------
*Estimated

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On April 24, 2001, the Company issued 2,000,000 shares of its common stock to its principal shareholder, sole officer and director, Mark A. DiSalvo in exchange for $20,000 or $.01 per share. The price paid for purchase of shares by Mr. DiSalvo was based upon the market value of the Company's common stock which was zero cents per share. The shares were sold in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

Name  of  Shareholder          No.  of  Shares          Purchase  Price
---------------------          ---------------          ---------------
   Mark  A.  DiSalvo              2,000,000                  20,000


ITEM  27.  EXHIBITS

Number   Description
------   -----------

3.1      Articles  of  Incorporation  of  the  Registrant.
3.2      Bylaws  of  the  Registrant.
4.1      Specimen  Common  Stock  Certificate.*
5.1 Opinion and Consent of Robert M. Kern regarding the legality of the securities being registered.*
10.1     Form  of  Subscription  Agreement  for  this  offering.
10.2 Form of Escrow Agreement between the Registrant and Securities Transfer Corporation.*
10.3     Website  Development  Agreement  dated  as  of  ????.*
23.1     Consent  of  Gerald  R.  Perlstein,  CPA.


----------
*  To  be  filed  by  amendment

ITEM  28.  UNDERTAKINGS.

We  hereby  undertake  that  we  will:

         (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)    Reflect in  the prospectus   any  facts  of  events  which,
                     individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Shell
Beach,  State  of  California  on  July 13,  2001.

                                     Gump  &  Company,  Inc.


                                     /s/  Mark  DiSalvo
                                     -------------------------------------------
                                     By:      Mark  DiSalvo
                                     Its:     Chief  Executive Officer, Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark DiSalvo, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                    TITLE                          DATE
   ----------------------  ----------------------------------  -----------------

   /s/  Mark  DiSalvo      President, Chief Executive Officer,   July 13, 2001,
   ----------------------  Chief  Accounting  Officer
   Mark DiSalvo            and  Director